UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AIM Counselor Series Trust (Invesco Counselor Series Trust)

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AIM Counselor Series Trust (Invesco Counselor Series Trust)
11 Greenway Plaza, Suite 1000
Houston, Texas 77046-1173
NOTICE OF ADJOURNED SESSION OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held April 7, 2021

Notice is hereby given to the shareholders of Invesco Capital Appreciation Fund (the “Fund”), a series of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Trust”), that the Special Meeting of Shareholders of the Fund originally called for on January 22, 2021 and subsequently adjourned to February 19, 2021 and February 23, 2021 has been further adjourned to April 7, 2021 at 2:00 p.m. Central Time (the “Meeting”).
As described in the Joint Proxy Statement, dated November 16, 2020 (the “Proxy Statement”), the Meeting is to be held for the following purpose:

1.  To approve changing the Fund’s sub-classification from “diversified” to “non-diversified” and approve the elimination of a related fundamental investment restriction.

In addition, any other business as may properly come before the Meeting or any adjournments or postponements thereof will be transacted at the Meeting.

Shareholders of record of the Fund on October 26, 2020 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting.

The Board of Trustees of the Trust has carefully considered the proposal and unanimously recommends that you vote FOR the proposal.  The asset classes in which the Fund invests have experienced changes that have made it difficult for the Fund to pursue its existing investment strategies while maintaining its diversification status under applicable securities laws and regulations.  The Fund’s portfolio managers believe that the proposed change will allow the Fund to better implement its investment strategies and remain compliant with the limits of the applicable securities laws and regulations.
The Meeting will be conducted exclusively online via live webcast. Shareholders may attend the Meeting online by visiting http://www.meetingcenter.io/207184561.  The password for the Meeting is INV2020.  The Fund encourages shareholders to access the Meeting prior to the start time leaving ample time for the check in.  If shareholders experience technical difficulties prior to or during the Meeting, they may call 1-866-774-4940 for technical assistance.  All shareholders will be required to enter their individual control number in order to enter the Meeting.  Only shareholders of the Fund will be able to participate in the Meeting.  If shareholders plan to attend the Meeting virtually, please notify us at 1-800-952-3502.
If shareholders hold their shares through an intermediary, such as a bank or broker, they must register in advance to attend the Meeting. To register, shareholders must submit proof from their bank, broker or other nominee of their proxy power (“legal proxy”) reflecting their Fund holdings along with their name and email address to Computershare, Inc. (“Computershare”).  Shareholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com or mail their legal proxy to Computershare, Inc., Shareholder Meeting/Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.  Requests for registration must be received no later than March 31, 2021 at 5:00 p.m. Eastern Time.  Shareholders will receive a confirmation email from Computershare of their registration and an individual control number by email that will allow the shareholder to vote at the Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE FOR THE PROPOSAL.

By order of the Board of Trustees of
AIM Counselor Series Trust (Invesco Counselor Series Trust)

/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President, Chief Legal Officer and Secretary

March 1, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON APRIL 7, 2021: THE PROXY STATEMENT, THIS NOTICE AND A COPY OF THE PROXY CARD(S) ARE AVAILABLE FREE OF CHARGE AT
HTTPS://WWW.PROXY-DIRECT.COM/INV-31721.